News Release
Contact:	Thomas Joyce, Public Relations (612) 303-3167 Sean O’Connor, Investor Relations (612) 303-0778

U.S. Bancorp Receives Results of Comprehensive Capital Analysis and Review; Federal
Reserve Did Not Object to Company’s Capital Distribution Plan

Company Announces Proposed Quarterly Common Stock Dividend Increase and Authorizes New $2.3
Billion Share Repurchase Program

MINNEAPOLIS (March 26, 2014) — Today the Federal Reserve disclosed the results of the 2014 Comprehensive Capital Analysis and Review (“CCAR”). After a review of the Company’s CCAR results, the Federal Reserve did not object to the Company’s plan to increase its capital distributions over the next four fiscal quarters. The Federal Reserve’s CCAR disclosure included its estimate of U.S. Bancorp’s minimum capital ratios for the period from the fourth quarter of 2013 through the fourth quarter of 2015 under the Supervisory Severely Adverse Scenario and the Supervisory Adverse Scenario, including the dividends and buybacks proposed by the Company under the more likely base case scenario.

As a result of the Federal Reserve’s non-objection to U.S. Bancorp’s plan to increase its dividend rate, the Company will recommend in June that its board of directors approve an increase to the annual dividend rate beginning with the second quarter dividend payable in July 2014. The Company expects to recommend a second quarter dividend of $0.245 per common share, a 6.5 percent increase over the current dividend rate. At this quarterly dividend rate, the annual dividend will be equivalent to $0.98 per common share.

Additionally, the board of directors of U.S. Bancorp has approved a one-year authorization to repurchase up to $2.3 billion of its outstanding stock, beginning on April 1, 2014, to replace the current authorization, which expires on March 31, 2014. U.S. Bancorp’s common stock may be repurchased through March 2015 in the open market or in privately negotiated transactions. The acquired common shares will be held as treasury shares and may be reissued for various corporate purposes.

“We are very pleased to receive the Federal Reserve’s non-objection to our plan to increase our dividends and authorize a new share repurchase program,” said Richard K. Davis, chairman, president, and chief executive officer of U.S. Bancorp. “The Company’s CCAR results demonstrate our ability to generate capital, even under extraordinarily adverse economic conditions. Our goal is to return 60 to 80 percent of our earnings each year to shareholders through dividends and share buybacks, and our planned capital actions will allow us to, once again, achieve that goal in 2014.”

Minneapolis-based U.S. Bancorp (“USB”), with $364 billion in assets as of Dec. 31, 2013, is the parent company of U.S. Bank National Association, the 5th largest commercial bank in the United States. The Company operates 3,081 banking offices in 25 states and 4,906 ATMs and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions. Visit U.S. Bancorp on the web at www.usbank.com.

Forward-Looking Statements

The following information appears in accordance with the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. The forward-looking statements contained in this press release include, among other things, anticipated future U.S. Bancorp capital distributions by dividends and stock repurchases. There can be no assurance that U.S. Bancorp will distribute this or any amount of capital to its shareholders in the future in the form of dividends or share repurchases.

Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. A reversal or slowing of the current moderate economic recovery or another severe contraction could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities. Global financial markets could experience a recurrence of significant turbulence, which could reduce the availability of funding to certain financial institutions and lead to a tightening of credit, a reduction of business activity, and increased market volatility. Continued stress in the commercial real estate markets, as well as a delay or failure of recovery in the residential real estate markets could cause additional credit losses and deterioration in asset values. In addition, U.S. Bancorp’s business and financial performance is likely to be negatively impacted by recently enacted and future legislation and regulation. U.S. Bancorp’s results could also be adversely affected by deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in its investment securities portfolio; legal and regulatory developments; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, residual value risk, market risk, operational risk, interest rate risk and liquidity risk.

For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2013, on file with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Corporate Risk Profile” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. However, factors other than these also could adversely affect U.S. Bancorp’s results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.

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